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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
           --------------------------------------------

                           FORM S-8
                     REGISTRATION STATEMENT
                            UNDER
                    THE SECURITIES ACT OF 1933
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                     DATASTREAM SYSTEMS, INC.
      (Exact Name of Registrant as Specified in its Charter)

       Delaware                                 57-0813674
     (State or Other Jurisdiction of           (I.R.S. Employer
      Incorporation or Organization)            Identification
      Number)

                       50 Datastream Plaza
                 Greenville, South Carolina 29605
                         (864) 422-5001
        (Address, including zip code, and telephone number of Principal
                        Executive Offices)

          Datastream Systems, Inc. 1998 Stock Option Plan
                   (Full Title of the Plan)

                      C. Alex Estevez
                   Datastream Systems, Inc.
                     50 Datastream Plaza
               Greenville, South Carolina 29605
                       (864) 422-5001
    (Name, address, and telephone number of agent for service)

                          Copy to:
                    Steven L. Pottle, Esq.
                      Alston & Bird LLP
                     One Atlantic Center
                1201 West Peachtree Street, NW
                   Atlanta, Georgia 30309
                      (404) 881-7000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                                         Proposed   Proposed
   Title of Securities     Amount to      Maximum   Maximum     Amount of
     to be Registered         be         Offering  Aggregate  Registration
                          Registered(2)   Price     Offering      Fee
                                         Per Share   Price
--------------------------------------------------------------------------
--------------------------------------------------------------------------
 Common Stock, $.01 par
 value (with attached
 Rights to purchase
 Series A Junior
 Participating Preferred
 Stock) (1)                241,750       $6.07(3)   $1,467,423   $135.01
--------------------------------------------------------------------------
--------------------------------------------------------------------------
 Common Stock, $.01 par
 value (with attached
 Rights to purchase
 Series A Junior
 Participating Preferred
 Stock) (1)                258,250       $6.84     $1,766,430    $162.52
--------------------------------------------------------------------------

(1) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the registrant's common stock. Value, if any, of the Rights is reflected in the market price of the registrant's common stock. Accordingly, no separate fee is paid.
(2) Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market System on August 30, 2002.

PART I     INFORMATION REQUIRED IN The Section 10(a) Prospectus

      The documents constituting Part I of this Registration Statement will be sent or given to participants in the Datastream Systems, Inc. 1998 Stock Option Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act of 1933").

Item 1.  Plan Information

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant    Information   and   Employee   Plan   Annual
         Information

      Not required to be filed with the Commission. Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Allison K. Smith, Stock Plan Administrator, Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, telephone number (864) 422-5001.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act of 1934"), are incorporated herein by reference and deemed to be a part hereof:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

      (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 2001; and

      (3) The description of the Registrant's Common Stock and Rights to purchase Series A Junior Participating Preferred Stock, contained in the Registrant's Registration Statements filed under Section 12 of the Exchange Act of 1934, including all amendments or reports filed for the purpose of updating such descriptions.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not Applicable.

Item 5.    Interests of Named Experts and Counsel

      Not Applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      In addition, pursuant to the authority of Delaware law, Article VII of the Amended and Restated Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the Registrant and its stockholders to the fullest extent permitted by Delaware law for breach of fiduciary duty by a director.

      Article XII of the Registrant's Bylaws also provides that the Registrant will indemnify, to the full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any Person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was or with his or her consent is named by the Corporation as being or about to become a director of the Corporation or any subsidiary thereof, or is or was an employee or agent of the Corporation or any subsidiary thereof, or is or was an officer or employee of the Corporation or any subsidiary thereof, or is or was an employee or agent of the Corporation or any subsidiary thereof, or is or was serving at the specific request of the Corporation as a director, officer, employee, or agent of another company or other enterprise in which the Corporation owns or owned, directly or indirectly, an equity interest or of which it may be a creditor.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits


 Exhibit Number                     Description

 4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement (File No. 33-89498))

 4.1(a) Amendment to Amended and Restated Certificate of Incorporation, dated January 12, 1998 (incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-25590))

 4.1(b) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Datastream Systems, Inc., dated December 11, 2001 (incorporated by reference to
                  Exhibit 3.1(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-25590))

 4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement (File No. 33-89498))

 4.2(a) Amendment to Bylaws, dated March 22, 2001 (incorporated herein by reference to Exhibit 3.2(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 000-25590))

 4.3 Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement (File No.
                  33-89498))

 4.4 Stockholder Protection Rights Agreement, dated December 10, 2001, between Datastream Systems, Inc. and First Union National Bank, as Rights Agent (incorporated herein by reference to
                  Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on December 12,
                  2001)

 5.1              Opinion of Alston & Bird LLP

 23.1             Consent of Alston & Bird LLP (included in
                  Exhibit 5.1)

 23.2             Consent of KPMG LLP

 24 Power of Attorney (included on signature page hereto)

Item 9. Undertakings

(a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, state of South Carolina, on the 4th day of September, 2002.


                               DATASTREAM SYSTEMS, INC.


                               By:  /s/ Larry G. Blackwell
                                   -------------------------------------------
                                  Larry G. Blackwell
                                  President  and  Chief   Executive
                                  Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Blackwell and C. Alex Estevez, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the 4th day of September, 2002 in the capacities indicated.

                                  Title
Signature


/s/ Larry G. Blackwell            President, Chief Executive
------------------------------
Larry G. Blackwell                Officer and Director
                                  (principal executive officer)

/s/ C. Alex Estevez               Chief Financial Officer
------------------------------
C. Alex Estevez                   (principal financial and
                                  accounting officer)

/s/ Richard T. Brock              Director
------------------------------
Richard T. Brock

/s/ Ira D. Cohen                  Director
------------------------------
Ira D. Cohen

/s/ John M. Sterling, Jr.         Director
------------------------------
John M. Sterling, Jr.

/s/ James R. Talton, Jr.          Director
------------------------------
James R. Talton, Jr.

                                  EXHIBIT INDEX


 Exhibit Number                     Description

 4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement (File No. 33-89498))

 4.1(a) Amendment to Amended and Restated Certificate of Incorporation, dated January 12, 1998 (incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-25590))

 4.1(b) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Datastream Systems, Inc., dated December 11, 2001 (incorporated by reference to
                  Exhibit 3.1(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-25590))

 4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement (File No. 33-89498))

 4.2(a) Amendment to Bylaws, dated March 22, 2001 (incorporated herein by reference to Exhibit 3.2(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 000-25590))

 4.3 Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement (File No.
                  33-89498))

 4.4 Stockholder Protection Rights Agreement, dated December 10, 2001, between Datastream Systems, Inc. and First Union National Bank, as Rights Agent (incorporated herein by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on December 12, 2001.)

 5.1              Opinion of Alston & Bird LLP

 23.1             Consent of Alston & Bird LLP (included in
                  Exhibit 5.1)

 23.2             Consent of KPMG LLP

 24 Power of Attorney (included on signature page hereto)

                                                                   Exhibit 5.1


                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com



                                 September 4, 2002



Datastream Systems, Inc.
50 Datastream Plaza
Greenville, South Carolina 29605

      Re: Registration Statement on Form S-8 filed September 4, 2002 Datastream Systems, Inc. 1998 Stock Option Plan

Ladies and Gentlemen:

      We have acted as counsel for Datastream Systems, Inc., a Delaware corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 500,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), that may be issued pursuant to the Datastream Systems, Inc. 1998 Stock Option Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

      We have examined the Amended and Restated Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company, as amended, resolutions and records of proceedings of the Company's Board of Directors deemed by us to be relevant to this opinion letter, a form of the option agreements under the Plan, a copy of the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

      As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

      This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

      Our opinion set forth below is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

      Based upon the foregoing, it is our opinion that the 500,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued by the Company in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

      .

                               Very truly yours,

                               ALSTON & BIRD LLP


                               By:  /s/ Steven L. Pottle
                                    --------------------------
                                   Steven L. Pottle, a Partner

                                                                   Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Datastream Systems, Inc.:

      We consent to the use of our reports dated February 8, 2002, with respect to the consolidated balance sheets of Datastream Systems, Inc. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, incorporated therein.



Greenville, South Carolina                /s/ KPMG LLP
                                          --------------------
                                    KPMG LLP


August 28, 2002